EXHIBIT 10.5

                               SECOND AMENDMENT TO
                          THE PIPER IMPACT 401(K) PLAN

      THIS AGREEMENT by Piper Impact, Inc., a Delaware corporation, (the "Sponsor"),

                                 WITNESSETH:

      WHEREAS, on July 13, 1998, the Sponsor executed the amendment and restatement of the plan agreement known as the "Piper Impact 401(k) Plan" (the "Plan"); and

      WHEREAS, the Sponsor retained the right in Section 10.01 of the Plan to amend the Plan from time to time; and

      WHEREAS, the directors of the Sponsor have approved resolutions to amend the Plan;

      NOW, THEREFORE, effective January 1, 2001, Section 3.1 of the Plan is amended in its entirety to provide as follows:

            3.1 ELIGIBILITY REQUIREMENTS. Each Employee of an Employer shall be eligible to participate in this Plan beginning on the entry date which occurs with or next follows the date on which the Employee completes three months of Active Service and attains the age of 21. However, all Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer shall be excluded, even if they have met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees' representative pertaining to retirement benefits and the agreement does not require the Employer to include such Employees in this Plan. In addition, a Leased Employee shall not be eligible to participate in the Plan unless the Plan's qualified status is dependent upon coverage of the Leased Employee. Employees of Quanex Corporation who are not working at its Piper Impact division are not eligible to participate in the Plan. The Plan's entry dates will be January 1, April 1, July 1 and October 1 of each Plan Year.

      IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed effective as of the 1ST day of January, 2001.

                                    PIPER IMPACT, INC.

                                    By     TERRY M. MURPHY
                                    Title: VP FINANCE AND CFO